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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the inclusion and incorporation by reference in the Prospectus Supplement dated September 14, 1999 to the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our report dated March 30, 1998, on our audits of the consolidated financial statements of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) as of December 27, 1997 and for each of the two years in the period ended December 27, 1997 which report is included in the 1998 Annual Report on Form 10-K of Level 3 Communications, Inc. We also consent to the reference to our firm in the Prospectus Supplement under the caption "Experts".


                                                /s/ PricewaterhouseCoopers LLP

                                                    PricewaterhouseCoopers LLP



Omaha, Nebraska
September 14, 1999